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                                                 Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the 1997 Non-Employee Directors' Fee Plan of our report dated September 28, 1998, with respect to the consolidated financial statements and schedule of Respironics, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.



                                         /s/ Ernst & Young LLP

                                         ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
September 17, 1999